EXHIBIT 99.1

Press Release

For Immediate Release

Company contact: Jennifer Martin, Investor Relations, 303-312-8155

Bill Barrett Corporation Third Quarter 2007 Conference Call – New Time

DENVER – October 15, 2007 – Bill Barrett Corporation (NYSE: BBG) has rescheduled the time of its third quarter 2007 financial and operating results conference call to 10:00 a.m. EST, or 8:00 a.m. MST, which is one hour earlier than previously scheduled. Other information is unchanged as follows.

The Company plans to release its third quarter 2007 financial and operating results before the market opens on Wednesday, November 7, 2007.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Wednesday, November 7, 2007 at 10:00 a.m. EST (8:00 a.m. MST)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Third Quarter 2007 Results—Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	800-344-0624 US/Canada 706-643-1890 International

Passcode:	18450147

A telephonic replay will be available approximately two hours after the call on Wednesday, November 7, 2007 through Friday, November 9, 2007. You may access this replay at:

Replay Number:	800-642-1687 US/Canada 706-645-9291 International

Passcode:	18450147

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in the Rocky Mountains. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

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